Exhibit 99.2

Contact:

Sam Fisch                800-972-0538

Director of Investor Relations

Veru Announces Pricing of Public Offering of Common Stock

MIAMI – February 17, 2021 – Veru Inc. (NASDAQ: VERU), an oncology biopharmaceutical company with a focus on developing novel medicines for the management of prostate and breast cancer, announced today the pricing of an underwritten public offering of 6,451,613 shares of its common stock at a price to the public of $15.50 per share. The gross proceeds to Veru from the offering, before deducting underwriting discounts and commissions and other estimated offering expenses, are expected to be approximately $100 million. In addition, Veru has granted the underwriters a 30-day option to purchase up to an additional 967,741 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about February 22, 2021, subject to the satisfaction of customary closing conditions.

Jefferies is acting as the sole book-running manager for the offering, Cantor and Oppenheimer & Co. are acting as lead managers for the offering, and H.C. Wainwright & Co. and Brookline Capital Markets, a division of Arcadia Securities, LLC are acting as co-managers for the offering.

Veru intends to use the net proceeds of the offering for research and development, clinical trial, regulatory, and sales and marketing expenditures, and for working capital and other general corporate purposes.

The offering is being made by Veru pursuant to a shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission (SEC) on June 26, 2020 and declared effective by the SEC on July 1, 2020. The offering is being made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A final prospectus supplement and accompanying prospectus related to the offering will be filed with the SEC and will be available on the website of the SEC at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388 or by e-mail at prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Veru Inc.

Veru Inc. is an oncology biopharmaceutical company with a focus on developing novel medicines for the management of prostate and breast cancer.

Cautionary Statement on Forward Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should,” “will,” “would” or the negative of these terms or other words of similar meaning. Any forward-looking statements in this press release are based upon current plans and strategies of Veru Inc. (the Company) and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statements contained in this press release because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering and the Company’s expectations regarding the completion, timing and size of the public offering and the use of proceeds therefrom. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended September 30, 2020 and subsequent quarterly reports on Form 10-Q, which are available at www.sec.gov.

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